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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                               (As of May 1, 1997)
                                                                  Percentage of
                                                                  Voting Power
                                        Jurisdiction of           Qwned by
Name of Subsidiary                      Incorporation             Direct Parent
------------------                      -------------             ------------


Shieldalloy Metallurgical               Delaware                  100(1)
Corporation

Elektrowerk Weisweiler GmbH             Germany                    98(1)

Metallurg (Canada) Limited              Quebec                    100(1)

MIR (China), Inc.                       Delaware                  100(1)

Metallurg Holdings Corporation          New Jersey                100(1)

Metallurg Services, Inc.                New York                  100(1)

London & Scandinavian                   England                   100(2)
   Metallurgical Co. Limited

The Aluminum Powder Company             England                   100(3)
   Limited

Metallurg South Africa (Pty.)           South Africa              100(2)
   Limited

Turk Maadin Sirketi                     Turkey                    100(2)

GfE Gesellschaft fur                    Germany                    99.19(2)
  Elektometallurgie mbH

GfE Umwelttechnik GmbH                  Germany                   100(4)

Keramed Medizintechnik Gmbh             Germany                   100(4)

GfE Metalle und Materialien             Germany                   100(4)
  GmbH

GfE Giesserei-und                       Germany                   100(4)
   Stahlwerksbedarf

RZM-Recyclingzentrum                    Germany                    75(4)
   Mittelfranken GmbH

Companhia Industrial                    Brazil                    100(2)(5)
   Fluminense

Metallurg S.P. Ind. Com. de             Brazil                    100(2)(5)
   Metais Ltda.

Ferrolegeringar                         Zurich,                   100(2)(5)
   Aktiengesellschaft                    Switzerland

Metalchimica S. r.l.                    Italy                      95(6)

Ferrolegeringar Metallurg               Serbia                    100(6)
   Yugoslavia

FAG Poland Sp. z.o.o.                   Poland                    100(6)

Metallurg Rijeka                        Slovenia                  100(6)

(1) Owned by Metallurg, Inc.

(2) Owned by Metallurg, Holdings Corporation

(3) Owned by London & Scandinavian Metallurgical Co. Limited

(4) Owned by GfE Gesellschaft fur Elektometallurgie mbH

(5) Owned by 100% by Metallurg Holdings Corporation, other than directors' qualifying shares

(6) Owned by Ferrolegeringar Aktiengesellschaft

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                                        Country of                Percentage of
Name of Subsidiary                      Incorporation             Voting Power
------------------                      -------------             ------------


Aktiebolaget Ferrolegeringar            Sweden                    100(2)

Metallurg International                 Germany                   100(2)
  Resources GmbH

Metallurg (Far East) Limited            Japan                     100(2)

Montanistica S.A.                       Zug,                      100(2)
                                         Switzerland

Metallurg Mexico S.A. de C.V.           Mexico                    100(2)

(1) Owned by Metallurg, Inc.

(2) Owned by Metallurg, Holdings Corporation

(3) Owned by London & Scandinavian Metallurgical Co. Limited

(4) Owned by GfE Gesellschaft fur Elektometallurgie mbH

(5) Owned by 100% by Metallurg Holdings Corporation, other than directors' qualifying shares

(6) Owned by Ferrolegeringar Aktiengesellschaft


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